FOR IMMEDIATE RELEASE

Kingstone Announces Certain Preliminary Fourth Quarter 2023 Results and Schedules Conference Call

The Company Expects to Report Return to Profitability in the Fourth Quarter of 2023 with Continued Material Reduction in Non-Core Policies-In-Force and No Fourth Quarter Prior-Year Loss Reserve Development

Kingston, NY — February 27, 2024 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, announced today certain preliminary financial results for its fourth quarter ended December 31, 2023, and announced that it will hold its fourth quarter and year-end 2023 financial results conference call on Thursday, March 28, 2024, at 8:30 a.m. Eastern Time. The financial results news release is scheduled to be issued after the market closes on Wednesday, March 27, 2024.

Preliminary Results
(Estimated and Unaudited)

Fourth Quarter 2023 *(all metrics are compared to Fourth Quarter 2022):*
Kingstone refers to New York business as its "core" business and the business outside of New York as its "non-core" business.

- Strengthened the profitability of the Company's book of business by achieving a 48% reduction in policies-in-force in its non-core business as compared to December 31, 2022.
- Net premiums earned for all lines of business of $28.7 million versus $30.4 million as the Company continued to execute the strategic run-off of its non-core business, offsetting significant renewal rate achievement and new business premium in its core business.
  - Net premiums earned from non-core business declined by 44% from $5.3 to $2.9 million.
- Consolidated fourth quarter GAAP combined ratio range of 90% to 92%, or a 22 to 24 percentage point improvement.
  - The fourth quarter net loss ratio range of 57% and 59%, or a 24 to 22 percentage point improvement.
    - Core business net loss ratio[1] range of 55% and 57%, or a 17 to 15 percentage point improvement.
    - Non-core business net loss ratio[1] between 79% and 81%, or a 45 to 43 percentage point improvement.
  - No favorable or unfavorable prior-year loss reserve development for the quarter.

[1] *Core business net loss ratio and non-core business net loss ratio are not based on accounting principles generally accepted in the United States ("GAAP"). Net loss ratio is the most directly comparable GAAP measure. The aggregate of core business net loss ratio and non-core business net loss ratio is represented by net loss ratio, as set forth immediately above the non-GAAP measures.*

Conference Call Details

Thursday, March 28, 2024, at 8:30 a.m. Eastern Time

To participate please dial:

U.S. toll free	1-877-423-9820
International	1-201-493-6749

Participants are asked to dial-in approximately 10 minutes before the conference call is scheduled to begin. The conference call can also be accessed via webcast in the “Events & Presentations” tab of the Company’s website or by clicking here. The webcast will be archived and accessible for approximately 30 days.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company (“KICO”). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and commercial auto insurance in New York, and in 2022 was the 15th largest writer of homeowners insurance in New York. Kingstone is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

Disclaimer and Forward-Looking Statements

The estimated, unaudited financial results indicated above are based on information available as of February 27, 2024 and management's review of financial results for the 2023 fourth quarter and fiscal year. They remain subject to change based on management's ongoing review of the Company's 2023 fourth quarter and fiscal year results and are forward-looking statements (see below). Kingstone assumes no obligation to update these statements. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in Kingstone's annual and quarterly filings with the Securities and Exchange Commission.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended September 30, 2023 filed with the Securities and Exchange Commission. Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
Karin Daly
Vice President
The Equity Group Inc.
kdaly@equityny.com